SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of the 26th day of May, 2010,

BETWEEN:

John Gillespie, of 44 Charles Street West, Suite 719, Toronto Ontario, M4Y 1R7, Canada

(the “Purchaser”)

AND:

Carolyne Sing, of 7839 - 17th Avenue, Burnaby, British Columbia, V3N 1M1, Canada

(“Sing”)

WHEREAS:

A.	Sing is the registered and beneficial owner of 21,000,000 restricted common shares in the capital of Sillenger Exploration Corp. (the “Shares”);

B.	Sing wishes to sell and the Purchaser wishes to purchase the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

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1.	Sing agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$40,000 at the date of this agreement.

2.	The Purchaser will deliver to Sing US$40,000 (the “Purchase Price”) as consideration for the transfer of the Shares to the Purchaser from Sing.

3.	Sing represents and warrants to the Purchaser that:

a.
Sing owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and Sing has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

c.	Sing is a resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

4.	The effective date of sale and purchase of the Shares will be May 26, 2010 (the “Closing Date”).

5.	On the Closing Date,

Sing will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares, and the Purchaser will deliver a certified cheque or solicitor’s trust cheque payable to “Carolyne Sing” in the amount of US$40,000 as full payment of the Purchase Price.

6.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.	Time will be of the essence of this agreement.

8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

/s/ John Gillespie

  Signature of Purchaser

  John Gillespie
  Name of Purchaser

/s/ Carolyne Sing

  Carolyne Sing

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